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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 12, 1996 (except for Note 16 as to which the date is February 26,
1996), in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-1207) and related Prospectus of Jones Medical Industries, Inc. for the registration of 2,300,000 shares of its Common Stock.

                                          ERNST & YOUNG LLP

St. Louis, Missouri
March 22, 1996